Exhibit 99.1

Xynomic Received China Approval to Start 2 Pivotal Lymphoma Clinical Trials

RALEIGH, N.C. and SHANGHAI, July 30, 2019 (GLOBE NEWSWIRE) -- Xynomic Pharmaceuticals Holdings, Inc. (“Xynomic”, stock ticker: XYNO), a clinical stage US-China oncology drug development company, announced that Xynomic has received approval from China’s National Medical Products Administration (“NMPA”) to start two pivotal clinical trials in China. In these two trials, Xynomic will test its lead drug candidate abexinostat (as a single agent) as a third-line treatment of diffuse large B-cell lymphoma (“DLBCL”) and as a third-line treatment of follicular lymphoma (“FL”), respectively.

According to China’s National Cancer Center and China’s National Health Commission, DLBCL is the most common aggressive non-Hodgkin’s lymphoma (NHL) subtype with an estimated 50,000 new cases per year in China and FL is the most common indolent NHL subtype with an estimated 10,000 new cases per year in China. DLBCL and FL combined represent approximately 45-60% of China’s NHL market.

According to China’s Center for Drug Evaluation’s database, Xynomic’s abexinostat is the only drug candidate currently under clinical development as third-line treatment of DLBCL in China. Xynomic plans to complete patient enrollment for these two trials in 12 months or sooner. These trials will be conducted in about 24 leading hematological cancer hospitals across China.

“We are truly excited to receive the approval from NMPA of China, world’s second largest market for oncology drugs. Currently in China there are virtually no approved treatment options for DLBCL and FL patients once the patients’ disease progress after R-CHOP treatment. Our abexinostat has demonstrated both safety and efficacy in these settings in prior Phase 1/2 trials. We look forward to completing these trials expeditiously and have also started preparation for commercial launch,” said Y. Mark Xu, Xynomic’s Chairman and CEO.

About Xynomic Pharmaceuticals Holdings, Inc.

Xynomic Pharmaceuticals Holdings, Inc. is a clinical stage oncology-focused biopharmaceutical company. Its current pipeline mainly consists of 3 drug candidates; Xynomic owns global exclusive development, manufacturing and commercialization rights to each of these. Its lead drug candidate abexinostat is in global potentially pivotal clinical trials against renal cell carcinoma (in combination with pazopanib) and non-Hodgkin’s lymphoma (as a single agent). Xynomic’s XP-105 (BI 860585) is a Phase 2 ready, ATP-competitive mTORC1/2 inhibitor against solid tumors. Xynomic’s XP-102 (BI 882370) is a Phase 1 ready pan-RAF inhibitor.

Use of Forward-Looking Statements

This press release contains “forward-looking” statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Xynomic has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks related Xynomic’s financial position and need for additional capital to complete the planned trials and support its continuing operation, risks related to uncertainty in maintaining and obtaining regulatory approval and ultimately commercialize its drug candidates or delays in doing so; and the risks more fully described in Xynomic’s filings that Xynomic may make with the SEC in the future.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Investor Relations, Media, and Business Development Contact:
angela.feng@xynomicpharma.com